                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549
                             ___________________________

                                       FORM T-1

                               STATEMENT OF ELIGIBILITY
                      UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                       CORPORATION DESIGNATED TO ACT AS TRUSTEE

            Check if an application to determine eligibility of a Trustee pursuant to Section 305 (b)(2) ____

                               ________________________

                                    CITIBANK, N.A.
                 (Exact name of trustee as specified in its charter)

                                                      13-5266470
                                                      (I.R.S. employer
                                                      identification no.)

399 Park Avenue, New York, New York                   10043
(Address of principal executive office)               (Zip Code)
                               _______________________

                              SMITH BARNEY HOLDINGS INC.
                 (Exact name of obligor as specified in its charter)


    Delaware                                          06-1274088
(State or other jurisdiction of                       (I.R.S. employer
incorporation or organization)                        identification no.)



388 Greenwich Street
New York, NY                                          10013
(Address of principal executive offices)              (Zip Code)

                              _________________________

                                   Debt Securities
                         (Title of the indenture securities)

Item 1.  General Information.

         Furnish the following information as to the trustee:

    (a) Name and address of each examining or supervising authority to which it is subject.

         Name                                    Address
         ----                                    -------
         Comptroller of the Currency             Washington, D.C.

         Federal Reserve Bank of New York        New York, NY
         33 Liberty Street
         New York, NY

         Federal Deposit Insurance Corporation   Washington, D.C.

    (b)  Whether it is authorized to exercise corporate trust powers.

         Yes.

Item 2.  Affiliations with Obligor.

         If the obligor is an affiliate of the trustee, describe each such affiliation.

              None.

Item 16. List of Exhibits.

         List below all exhibits filed as a part of this Statement of Eligibility.

         Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as exhibits hereto.

         Exhibit 1 - Copy of Articles of Association of the Trustee, as now in effect. (Exhibit 1 to T-1 to Registration Statement No. 2-79983)

         Exhibit 2 - Copy of certificate of authority of the Trustee to commence business. (Exhibit 2 to T-1 to Registration Statement No. 2-29577).

         Exhibit 3 - Copy of authorization of the Trustee to exercise corporate trust powers. (Exhibit 3 to T-1 to Registration Statement No. 2-55519)

         Exhibit 4 - Copy of existing By-Laws of the Trustee. (Exhibit 4 to T-1 to Registration Statement No. 33-34988)

         Exhibit 5 - Not applicable.

         Exhibit 6 - The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939. (Exhibit 6 to T-1 to Registration Statement No. 33-19227.)

         Exhibit 7 - Copy of the latest Report of Condition of Citibank, N.A. (as of September 30, 1996 - attached)

         Exhibit 8 -  Not applicable.

         Exhibit 9 -  Not applicable.

                                  __________________


                                      SIGNATURE

    Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Citibank, N.A., a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York and State of New York, on the 11th day of December, 1996.



                             CITIBANK, N.A.

                             By   /s/ Carol Ng
                                  ------------------------
                                  Carol Ng
                                  Vice President

                 Charter No. 1461
            Comptroller of the Currency
              Northeastern District
               REPORT OF CONDITION
                 CONSOLIDATING
              DOMESTIC AND FOREIGN
                SUBSIDIARIES OF
                Citibank, N.A.
of New York in the State of New York, at the close of business on September 30, 1996, published in response to call made by Comptroller of the Currency, under Title 12, United States Code, Section 161.
Charter Number 1461 Comptroller of the Currency
Northeastern District.

                  ASSETS

                                        Thousands
                                        of dollars
Cash and balances due from de-
    pository institutions:
    Noninterest-bearing balances
    and currency and coin         $     8,647,000
    Interest-bearing balances          13,006,000
Held-to-maturity securities                     0
Available-for-sale securities          22,101,000
Federal funds sold and securities
    purchased under agreements to
    resell in domestic offices of the
    bank and of its Edge and Agree-
    ment subsidiaries, and in IBFs:
    Federal funds sold                  4,263,000
    Securities purchased under
    agreements to resell                  370,000
Loans and lease financing receiv-
    ables:
    Loans and Leases, net of un-
    earned income  $147,806,000
    LESS: Allowance for loan
    and lease losses  4,386,000
    LESS: Allocated transfer
    risk reserve              0
                          -----
Loans and leases, net of un-
    earned income, allowance,
    and reserve                       143,420,000
Trading assets                         24,655,000
Premises and fixed assets (includ-
    ing capitalized leases)             3,547,000
Other real estate owned                   708,000
Investments in unconsolidated
    subsidiaries and associated com-
    panies                              1,220,000
Customers  liability to this bank
    on acceptances outstanding          2,270,000
Intangible assets                         105,000
Other assets                            7,084,000
                                 ----------------
TOTAL ASSETS                     $    231,396,000
                                 ----------------
                                 ----------------
                  LIABILITIES
Deposits:
    In domestic offices          $     35,623,000
    Noninterest-
    bearing   $13,178,000
    Interest-
    bearing    22,445,000
             ------------
In foreign offices, Edge and
    Agreement subsidiaries, and
    IBFs                              130,945,000
    Noninterest-
    bearing     8,792,000
    Interest-
    bearing   122,153,000
             ------------
Federal funds purchased and se-
    curities sold under agreements
    to repurchase in domestic offices
    of the bank and of its Edge and
    Agreement subsidiaries, and in
    IBFs:
    Federal funds purchased             1,872,000
    Securities sold under agree-
    ments to repurchase                   398,000
    Demand notes issued to
    the U.S. Treasury                           0
Trading liabilities                    17,042,000
Other borrowed money:
    With a remaining maturity of one
    year or less                        9,839,000
    With a remaining maturity of more
    than one year                       4,014,000
Mortgage indebtedness and obli-
    gations under capitalized leases      137,000
Bank s liability on acceptances ex-
    ecuted and outstanding              2,316,000
Subordinated notes and
debentures                              4,700,000
Other liabilities                       8,549,000
                                 ----------------
TOTAL LIABILITIES                $    215,435,000
                                 ----------------
                                 ----------------

Limited-life preferred stock
    and related surplus                         0
                  EQUITY CAPITAL
Perpetual preferred stock
    and related surplus                         0
Common stock                     $        751,000
Surplus                                 6,895,000
Undivided profits and capital re-
    serves                              8,308,000
Net unrealized holding gains (losses)
    on available-for-sale securities      590,000
Cumulative foreign currency
    translation adjustments              (583,000)
                                 ----------------
TOTAL EQUITY CAPITAL             $     15,961,000
                                 ----------------
TOTAL LIABILITIES, LIMITED-
    LIFE PREFERRED STOCK, AND
    EQUITY CAPITAL               $    231,396,000
                                 ----------------
                                 ----------------
I, Roger W. Trupin, Controller of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.
                                  ROGER W. TRUPIN
                                  CONTROLLER

We, the undersigned directors, attest to the correctness of this Report of Condition.
We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.
                                  PAUL J. COLLINS
                                  JOHN S. REED
                                  WILLIAM R. RHODES
                                  DIRECTORS